UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 31, 2007

Date of Report (Date of earliest event reported)

Andrew Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-14617	36-2092797
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Westbrook Corporate Center, Suite 900, Westchester, Illinois 60154

(Address of principal executive offices) (Zip Code)

(708) 236-6600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.

The disclosure in Item 7.01 below under the caption “Developments Regarding Previously Announced Sale of Orland Park Facility” is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure

Developments Regarding Previously Announced Sale of Orland Park Facility

As previously reported, the company entered into a contract to sell its former Orland Park, Illinois manufacturing and corporate headquarters on August 29, 2005. Under the agreement, as amended, the purchaser deposited $2.5 million as earnest money and the company expected proceeds from the sale to be approximately $26 million. The transaction was expected to close in two phases. The first phase closed in fiscal 2006 and involved the sale of a portion of the land. The second phase of the transaction, which was to include the sale of the company’s Orland Park, Illinois facility for $16.5 million, was expected to close in fiscal 2007.

On May 31, 2007, the scheduled closing date for the second phase of the transaction, the purchaser did not close as required. As a consequence of the default, the purchaser forfeited the $2.5 million of earnest money and refunded to the company approximately $1.1 million of unused funds from a $1.7 million escrow that was created upon the closing of the first phase to be used by the purchaser for potential environmental remediation. These funds were paid by the escrow agent to the company on June 1, 2007. The company plans to initiate efforts to sell the remaining Orland Park property as promptly as practicable. There can be no assurance as to the terms, timing or consummation of any such sale transaction.

The foregoing description of the agreement, as amended, is qualified in its entirety by reference to the full text of the Purchase and Sale Agreement and the amendment thereto previously filed as exhibits 99.1 and 99.2 to the company’s Form 8-K filed with the SEC on December 2, 2005.

Fiscal 2007 Outlook

The company previously reported in its May 3, 2007 earnings release under the caption “Fiscal 2007 Outlook” that it expected a $0.06 per share gain in the fiscal third quarter from the second phase of the sale of the Orland Park property. As a result of the purchaser’s failure to close, the company now expects to record a gain of $0.02 per share in its fiscal third quarter related to the earnest money, instead of the previously expected $0.06 per share gain. The foregoing change in estimate has no impact on the company’s previous non-GAAP fiscal 2007 earnings guidance.

On June 6, 2007, the company issued a press release related to the sale of the Orland Park facility. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01

* * * *

Cautionary Statement Regarding Forward-Looking Statements

Statements in this document that are not historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can often be identified by words such as “may,” “will,” “should,” “would”, “expect,” “project,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential,” “outlook” or “continue,” the negative of these terms or other similar expressions and include, among others, statements in the introduction and statements under the caption “Fiscal 2007 Outlook”. Forward-looking statements are based on currently available information and involve risks, uncertainties and assumptions, many of which are beyond the company’s control, which could cause actual results to differ materially from those expected. Factors that may cause actual results to differ from expected results include fluctuations in commodity costs, the company’s ability to integrate acquisitions and to realize the anticipated synergies and cost savings, the terms, timing and consummation of the intended divestiture of the company’s Satcom business, the effects of competitive products and pricing, economic and political conditions that may impact customers’ ability to fund purchases of our products and services, the company’s ability to achieve the cost savings anticipated from cost reduction programs, fluctuations in foreign currency exchange rates, the timing of cash payments and receipts, end use demands for wireless communication services, the loss of one or more significant customers and other business factors. Further information on these and other risks and uncertainties is provided under Item 1A “Risk Factors” in the company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which is incorporated herein by reference, and elsewhere in reports that the company files or furnishes with the SEC. The company cannot guarantee future results, levels of activity, performance or achievement. Recognize these forward-looking statements for what they are; do not rely on them as facts. This release speaks only as of its date, and the company disclaims any obligation to revise these forward-looking statements or to provide any updates regarding information contained in this release resulting from new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release dated June 6, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANDREW CORPORATION

By	/s/ Marty R. Kittrell
Name:	Marty R. Kittrell
Title:	Executive Vice President and Chief Financial Officer

Date: June 6, 2007